UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 1, 2008 (April 25, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, the Seneca Gaming Corporation entered into a written employment agreement with Catherine A. Walker pursuant to which Ms. Walker is formally appointed, and agrees to serve as, the Chief Operating Officer of the Corporation and each of its subsidiaries.

Ms. Walker, age 53, has been a casino executive since 1995, and joined the Corporation from the Trump Marina Hotel Casino in Atlantic City, New Jersey, where she had served as General Manager since December 2003.  Prior to that time, she served as General Manager of the Trump Taj Mahal Casino in Atlantic City from April 2003 to December 2003, and as General Manager of the Trump Indiana Hotel Casino in Gary, Indiana from August 2000 to April 2003.  Ms. Walker’s professional experience also includes serving in managerial positions with Harrah’s Casino in East Chicago, Indiana and Players Island Hotel Casino in Lake Charles, Louisiana, in addition to serving for 13 years as an Assistant General Counsel with the New Jersey Casino Control Commission.

Ms. Walker’s employment agreement provides for a three year term commencing as of March 16, 2008 and ending March 15, 2011.  The agreement further provides for an annual base salary of $825,000 for the Corporation’s fiscal year ending September 30, 2008, after which time the Corporation shall determine in its discretion whether to increase her salary and the timing thereof.  Ms. Walker may also be eligible for a performance bonus in the sole discretion of the Corporation’s board of directors.

If Ms. Walker’s employment is terminated for any reason other than for cause, her death, the loss by the Nation of its ability to conduct gaming activities, or the loss by Ms. Walker of her license to work at the Seneca Nation’s gaming facilities, the Corporation is obligated to: (i) pay Ms. Walker her earned, but unpaid, base salary through the termination date, and (ii) continue to pay her base salary in effect as of the date of termination for a period following her termination equal to the lesser of:  (A) 18 months or (B) the remainder of the period ending on the expiration of the term of the agreement. Following the termination of her employment, Ms. Walker has a duty to mitigate damages by seeking employment with duties and salary comparable to those provided by the Corporation, and if she obtains such employment, she is required to reimburse the Corporation in an amount equal to the compensation she has received from such other entity for such period, but not to exceed the amount of the compensation the Corporation had paid her for such period.

The employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit.  The foregoing description of the agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Employment Agreement, dated as of March 16, 2008, between the Seneca Gaming Corporation and Catherine A. Walker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: May 1, 2008		/s/ E. Brian Hansberry
	Name:	E. Brian Hansberry
	Title:	President and CEO

EXHIBIT INDEX

Exhibit No.

10.1	Employment Agreement, dated as of March 16, 2008, between the Seneca Gaming Corporation and Catherine A. Walker.